EXHIBIT 3.1

                                 RESTATED BYLAWS

                                       OF

                           MIDAMERICAN ENERGY COMPANY,

                                   AS AMENDED

                              (an Iowa Corporation)

                                   ARTICLE I.

                                    Offices.

     Section 1. Principal Office. The principal office of the Corporation shall be in the City of Des Moines, Polk County, Iowa. The Corporation may also have an office or offices at such other place or places either within or without the State of Iowa as the Board of Directors from time to time determines or the business of the Corporation may require.

     Section 2. Registered Office. The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as the principal office of the Corporation in the state of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II.

                             Shareholders' Meetings.

     Section 1. Place. All meetings of the shareholders shall be held in such place as may be ordered by the Board of Directors.

     Section 2. Annual Meetings. The annual meeting of shareholders shall be held on the Wednesday next preceding the last Thursday of April in each year, at ten o'clock in the morning, when the shareholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may, in its discretion, change the date or time, or both, of the annual meeting of shareholders.


     Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, or by a Vice President (under such conditions as are prescribed in these bylaws), or by the Chairman of the Board of Directors (if there be one), or by the Vice Chairman of the Board of Directors (if there be one), or by the Board of Directors.

     Section 4. Notice. Notice, in accordance with the Iowa Business Corporation Act, stating the place, day and hour of the annual meeting and of any special meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given so that it is effective not less than ten
(10) nor more than sixty (60) days before the date
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of the meeting,  by or at the direction of the President,  or the Secretary,  or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 5. Right to Vote.  Except as  provided  in Sections 8 and 9 of this
Article II, only shareholders owning shares of stock of a class entitled to vote as required by the Iowa Business Corporation Act or as provided in the Restated Articles of Incorporation, as amended, of record on the books of the Corporation on the day fixed by the Board of Directors for the closing of the stock transfer books of the Corporation prior to any meeting of the shareholders, or, if the stock transfer books be not closed, of record on the books of the Corporation at the close of business on the day fixed by the Board of Directors as the record date for the determination of the shareholders entitled to vote at such meeting, shall be entitled to notice of and shall have the right to vote (either in person or by proxy) at such meeting.

     Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. Except as provided in the Amendment to the Restated Articles of Incorporation establishing one or more classes or series of Preferred Stock, if the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof, except that the Board of Directors must fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 7. Shareholders' List. The officer having charge of the stock transfer books for shares of stock of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order and by voting group and within each voting group by class or series of shares, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours beginning two business days after notice of such meeting is given for which such list was prepared. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting or any adjournment thereof. The original stock transfer books shall

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be prima facie  evidence  as to the  identity  of the  shareholders  entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at any such meeting.

     Section 8. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by a person who is an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without the transfer of such shares into the name of such person. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of such trustee.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of such receiver if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     On and after the date on which written notice of redemption of redeemable shares has been given to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     Shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of such second corporation, nor shall any such shares be counted in determining the total number of outstanding shares at any given time.

     At all meetings of shareholders, a shareholder may vote either in person or by proxy appointment form executed in writing by the shareholder or by the duly authorized attorney-in-fact of such shareholder. Such proxy appointment and any revocation thereof shall be filed with the Secretary of the Corporation. No proxy appointment shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Proxies. When a valid proxy appointment form is filed with the Secretary of the Corporation, the proxy named therein (or the duly appointed substitute of such proxy, if the proxy appointment permits the appointment of a substitute) shall be entitled to enter and be present at the shareholders' meeting designated in the proxy appointment, and to exercise the power granted to such proxy under such proxy appointment, notwithstanding that the

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shareholder who gave the proxy appointment is personally present at the meeting, unless and until such proxy appointment is revoked by a written instrument of revocation, stating the time and date of revocation of the proxy appointment, duly signed by the shareholder who executed the proxy appointment, and filed with the Secretary of the Corporation at or prior to the meeting. Subject to any express limitation or restriction in any such proxy appointment contained, a vote, consent or action taken by a proxy prior to revocation thereof, as hereinbefore provided, shall be valid and binding on the shareholder who gave the proxy appointment. Each proxy appointment, and also each instrument of revocation thereof, shall be retained by the Secretary of the Corporation as required by regulatory authorities.

     Section 10. Quorum. The holders of a majority of the votes of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by the Iowa Business Corporation Act, the Restated Articles of Incorporation, as amended, or these bylaws. The holders of a majority of the votes of the shares present in person or by proxy at any meeting and entitled to vote thereat shall have power successively to adjourn the meeting to a specified date whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 11. Manner of Voting. Upon demand of any shareholder entitled to vote thereon, the vote on any question before the meeting shall be by ballot. If a quorum is present, the affirmative vote of the holders of a majority of the votes of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act or the Restated Articles of Incorporation.

     Section 12. Officers of the Meeting-Powers. The Chairman of the Board of Directors (if there be one), or in the absence of the Chairman of the Board, the Vice Chairman of the Board (if there be one), or the President of the Corporation shall call meetings of the shareholders to order and shall act as chairman thereof. The Board of Directors may appoint any shareholder to act as chairman of any meeting in the absence of the Chairman of the Board of Directors and the President, and in the case of the failure of the Board to appoint a chairman, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder.

     The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 13. Power of Chairman. The chairman of any shareholders' meeting shall have power to determine the eligibility of votes, and may reject votes, whether cast in person or by proxy, as irregular, unauthorized, or not cast in accordance with the Restated Articles of Incorporation, as amended, or these bylaws. The decisions of such chairman as to such matters shall be final unless challenged from the floor, immediately after being announced and overruled by the vote of the holders of a majority of the votes of the shares represented at the

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meeting.  Such  chairman may appoint  inspectors  of election to count  ballots, whenever voting is by ballot. Such chairman shall have power to order any unauthorized persons to leave the meeting and to enforce such orders, and shall have and exercise all power and authority, and perform all duties customarily possessed and performed by the presiding officer of such a meeting.


                                  ARTICLE III.

                               Board of Directors.

     Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

     Section 2. Number and Qualification of Directors. The number of directors shall be fixed by resolution of the Board of Directors within the range established in the Restated Articles of Incorporation, as amended, and the number of directors may be increased or decreased from time to time by resolution of the Board of Directors within such range, provided no decrease shall have the effect of shortening the term of any incumbent director. A director may but need not be a shareholder or a resident of the State of Iowa. Each director shall be elected to serve until the next annual meeting of the shareholders and until the successor of such director shall be elected or appointed as provided in Section 4 of this Article III, and shall have qualified.

     Section 3. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and


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Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 4. Vacancies. In accordance with Article VI of the Restated Articles of Incorporation, if a vacancy in the Board of Directors shall occur, a majority of the remaining directors, though less than a quorum, may appoint a director to fill such vacancy, who shall hold office for the unexpired term of the directorship in respect of which such vacancy occurred or for the full term of any new directorship caused by any increase in the number of members.

     Section 5. Place of Meetings. The Board of Directors may hold its meetings, regular or special, within or without the State of Iowa at such place or places as it may from time to time determine, or as may be specified in the notice of the meeting.

     Section 6. Time and Place of Meeting. Regular meetings of the Board of Directors shall be held, without notice other than this bylaw, quarterly on the Wednesday next preceding the last Thursday of each January, April, July and October at the principal office of the Corporation in Des Moines at ten o'clock in the morning. The Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President may direct a different date, time or place for the holding of a regular meeting and the Secretary shall advise the directors of any such change at least three days in advance of the meeting date in the manner provided in Section 8 of this
Article III.

    The Chairman of the Board of Directors (if there be one) or the President shall have power to cancel not more than two successive regular meetings of the Board of Directors by causing not less than one day's notice of such cancellation to be given to the directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), by the President or a majority of the members of the Board, and shall be held at such place as may be fixed by the person or persons calling such meeting and as shall be specified in the notice of such meeting. The Secretary or an assistant secretary shall give not less than two days' notice of the date, time and place of each such meeting to each director in the manner provided in Section 8 of this Article III. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice given, or waiver of notice obtained, of such meeting as provided in Section 8 or 9, as the case may be, of Article III.

     Section 8. Manner of Giving Notice of Meetings. Notice of any special meeting of the Board of Directors may be given to any director by telephone, facsimile or by telegram addressed to such director at such address as last appears in the records of the Secretary of the Corporation or by mail by depositing the same in the post office or letter box in a postpaid, sealed envelope addressed to such director at such address or by placing with a courier or delivery service with instructions for express delivery to such director at such address.

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     It shall be the duty of every  director  to furnish  the  Secretary  of the
Corporation with the post office address of such director and to notify the Secretary of any change therein.

     Section 9. Waiver of Notice. Whenever any notice is required to be given to directors under the provisions of the Iowa Business Corporation Act or of the Restated Articles of Incorporation, as amended, or these bylaws, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 10. Quorum. At all meetings of the Board of Directors, a majority of the number of directors fixed by resolution of the Board of Directors in accordance with Article III, Section 2 of these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Iowa Business Corporation Act or by the Restated Articles of Incorporation, as amended, or by these bylaws. If a quorum shall not be present at any meeting of directors, the director or directors present may adjourn the meeting to a specified time, without notice other than announcement at the meeting.

     Section 11. Conduct of Meetings. The Chairman of the Board of Directors (if there be one) or, in the absence of the Chairman of the Board, the Vice Chairman of the Board of Directors (if there be one), or the President of the Corporation shall act as the presiding officer at Board of Director meetings, and the Secretary or an assistant secretary of the Corporation shall act as the secretary of the meeting. In the absence of the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), and the President, the Board of Directors may appoint a director to act as the presiding officer. The presiding officer at Board of Director meetings shall be entitled to vote as a director on all questions.

     Minutes of all meetings of the Board of Directors shall be permanently kept by the Secretary, and all minutes shall be signed by the secretary of the meeting.

     The Board of Directors shall have power to formulate rules and regulations governing the conduct of Board of Director meetings and the procedure thereat.

     Section 12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed in accordance with Article III, Section 2 of these bylaws, designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in such resolution and permitted by the Iowa Business Corporation Act, shall have and may exercise all the authority of the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, a quorum of each such committee shall consist of a majority of its members, and if a quorum is present when a vote is taken, the affirmative vote of a majority of the members present shall be the act of such committee.

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     Section 13.  Compensation  of Directors.  The Board of Directors shall have the authority to fix the compensation of directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

     Section 14. Indemnification of Directors, Officers and Employees.

     (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative or arbitration and whether formal or informal ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Iowa Business Corporation Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss(including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Iowa Business Corporation Act.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he

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or she has met the applicable standard of conduct set forth in the Iowa Business
Corporation Act, shall not be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

     (c) Benefit. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Section 14 shall not affect the validity or enforceability of any other provision of this Section 14.

     (d) Certain Actions; Presumption of Standard of Conduct. Any action taken or omitted to be taken by (i) any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article VIII of the Restated Articles of Incorporation, as amended, shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

     (e) Litigation; Presumption of Standard of Conduct. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in
Section 490.851 (or successor provision) of the Iowa Business Corporation Act.

     (f)  Non-Exclusivity  of Rights. The rights conferred on any person by this
Section 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Articles of Incorporation, as amended, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     (g) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

     Section 15. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors or a committee of directors and any other action which may be taken at a meeting of the Board of Directors or a committee of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV.

                                    Officers.

     At the first regular meeting of the Board of Directors following each annual meeting of the shareholders, the Board shall elect a President, one or more Vice Presidents as prescribed by these bylaws, a Secretary and a Treasurer; and the Board may at any meeting elect or appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, additional vice presidents and other officers or assistants to officers.

     The  Chairman  of the  Board of  Directors  (if  there be one) and the Vice
Chairman of the Board of Directors (if there be one) shall be selected from among the members of the Board. The officers of the Corporation may be, but are not required to be, directors. An officer may, but need not be, a shareholder of the Corporation.

     Subject to the power of the Board of Directors to remove any officer from office at any time when in its judgment the best interests of the Corporation will be served thereby, each officer shall serve until the successor of such officer is elected or appointed, unless the tenure of such officer is otherwise fixed by the Board of Directors by resolution, contract or agreement for a different period of time.

     The Board of Directors shall have power to fix the compensation of each officer, to prescribe the duties of such officer, to decrease or increase such compensation, change the nature of such duties, or remove such officer from office and elect or appoint the successor of such officer, in each case subject to the terms of any agreement between such officer and the Corporation.

     Section 1. Chairman of the Board of Directors. The Chairman of the Board of Directors (if there be one) shall preside at all meetings of the shareholders and of the directors, at which the Chairman is present. The Chairman shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to the Chairman by the Board of Directors, and, if so designated by an appropriate resolution of the Board of Directors or an agreement between the Chairman and the Corporation, shall be the chief executive officer of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 2. Vice Chairman of the Board of Directors. The Board of Directors may elect or appoint a Vice Chairman of the Board of Directors who shall, in the absence or disability of the Chairman or in case of vacancy in the office, assume all duties of the Chairman and such other duties as, from time to time, may be assigned to the Vice Chairman by the Board of Directors.

     Section 3. President. The President of the Corporation shall have general and active management of and exercise general supervision of the business and affairs of the Corporation and, if so designated by an appropriate resolution of the Board of Directors, or an agreement between the President and the Corporation, shall be the chief executive officer of the

Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have concurrent power with the Chairman of the Board of Directors to sign bonds, mortgages, certificates for shares, and other contracts and documents, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these bylaws to some other officer of the Corporation. In the absence of the Chairman of the Board of Directors or in the event of the disability or refusal of the Chairman to act, and in the absence of the Vice Chairman of the Board of Directors or in the event of the disability or refusal of the Vice Chairman to act, the President shall have such other powers as are vested in the Chairman of the Board of Directors. In general, the President shall perform the duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4. Executive Vice President. The Board of Directors may designate an Executive Vice President who shall, in the absence or disability of the President, or in case of a vacancy in that office, assume all duties of the President.

     Section 5. Vice Presidents. The Vice Presidents, including the Executive Vice President and Vice Presidents designated by the Board of Directors as Senior Vice Presidents or Group Vice Presidents, shall perform such of the duties and exercise such of the powers of the President as shall be assigned to them from time to time by the Board of Directors or the President, and shall perform such other duties as the Board of Directors or the President shall from time to time prescribe. Any Vice President may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, which authorizations may be either specific or general. In case of the death, disability or absence of the Chairman of the Board of Directors (if there be one) and the President and the Executive Vice President, the Senior Vice President or the Group Vice President (or, if there be more than one, the Senior Vice President or the Group Vice President designated by the Board of Directors) shall perform the duties of the President, including interim duties, and when so acting shall have all the powers of and be subject to all restrictions upon the President.

     Section 6. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep the minutes of such meetings. The Secretary shall perform like duties for the standing committees of the Board of Directors when required. Except as otherwise provided by these bylaws or by the Iowa Business Corporation Act, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President.

     The Secretary shall have custody of the minute books, containing the minutes of shareholders' and directors' meetings, of the stock books of the Corporation, and of all corporate records. The Secretary shall have the duty to see that the books, reports, statements, certificates and all other documents and reports of the Corporation required by law are properly prepared, kept and filed. The Secretary shall, in general, perform all duties incident to the office of Secretary.

     Section 7. Assistant Secretaries. The assistant secretaries shall perform such of the duties and exercise such of the powers of the Secretary as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Secretary, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.

     Section 8. Treasurer. The Treasurer shall have the custody of all moneys, stocks, bonds and other securities of the Corporation, and of all other papers on which moneys are to be received and of all papers which relate to the receipt or delivery of the stocks, bonds, notes and other securities of the Corporation in the possession of the Treasurer. The Treasurer is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Corporation or which are received for its account, and to place and keep the same in safety deposit vaults rented for the purpose, or in safes or vaults belonging to the Corporation. The Treasurer is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse all checks, drafts, vouchers or other instruments for the payment of money payable to the Corporation when necessary or proper and to deposit the same to the credit of the Corporation in such depositaries as the Treasurer may designate for the purpose, and the Treasurer may endorse all commercial documents for or on behalf of the Corporation. The Treasurer is authorized to pay interest on obligations when due and dividends on stock when duly declared and payable. The Treasurer shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall cause to be kept in the office of the Treasurer true and full accounts of all receipts and disbursements, and shall render to the Board of Directors and the Chairman of the Board of Directors (if there be one) or the President, whenever they may require it, an account of all the transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President. The Treasurer shall, in general, perform all duties usually incident to the office of Treasurer.

     Section 9. Assistant Treasurers. The assistant treasurers shall perform such of the duties and exercise such of the powers of the Treasurer as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Treasurer, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.


                                   ARTICLE V.

                               Stock Certificates.

     Section 1. Registrars and Transfer Agents. The Board of Directors shall determine the form of and provide for the issue, registration and transfer of the stock certificates representing stock of the Corporation, and may appoint registrars and transfer agents, who may be natural persons or corporations. The office of any transfer agent or registrar may be maintained within or without the State of Iowa.

     Section 2. Signatures. Any stock certificates issued by the Corporation shall bear the signatures of the Chairman of the Board of Directors (if there be one), or the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President and of the Secretary or any Assistant Secretary and such officers are hereby authorized and empowered to sign such certificates when the issuance thereof has been duly authorized by the Board of Directors; provided, however, that if certificates representing shares of any class or series of stock issued by the Corporation are countersigned by manual signature by a transfer agent, other than the Corporation or its employee, or registered by manual signature by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any person who is an officer who has signed or whose facsimile signature has been placed upon such certificate representing stock of the Corporation shall cease to be such officer of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person was such officer at the date of its issue.

     Section 3. Transfers. Transfers of shares shall be made on the books of the Corporation only by the registered owner thereof (or the legal representative of such owner, upon satisfactory proof of authority therefor), or by the attorney of such owner lawfully constituted in writing by documents filed with the Secretary or transfer agent of the Corporation, and only upon surrender of the certificate to be transferred, or delivery of an order of such owner if such shares are not represented by a certificate, and payment of applicable taxes with respect to such transfer, unless otherwise ordered by the Board of Directors.

     Section 4. Lost or Destroyed Certificates. New certificates may be issued to replace lost, stolen or destroyed certificates, upon such terms and conditions as the Board of Directors may prescribe.

     Section 5. Rights of Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered or shown on its books as the owner of shares of its stock to receive dividends or any other distribution thereon, or to vote such shares, and to treat such person as the owner of such shares for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the registered or record owner thereof, whether or not it shall have notice thereof.


                                   ARTICLE VI.

                               General Provisions.

     Section 1. Instruments Affecting Real Estate. Deeds, mortgages and other instruments affecting real estate owned by the Corporation, the execution of which has been duly authorized by the Board of Directors, shall be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President and by the Secretary or any Assistant Secretary. Leases, contracts to purchase and other instruments whereby the Corporation acquires, in the ordinary course of business, an interest in real estate owned by others may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), the President or by any Vice President so authorized.

     Section 2. Other Instruments. Bonds, notes and other secured or unsecured obligations of the Corporation, when duly authorized by the Board of Directors, may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one) the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President, or by any other officer or officers thereunto duly authorized by the Board of Directors and the signature of any such officer may, if the Board of Directors shall so determine, be a facsimile. Contracts and other instruments entered into executed in the ordinary course of business may be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or by any officer or employee of the Corporation thereunto authorized by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President, without obtaining specific authorization therefor from the Board of Directors.

     Section 3. Destruction of Records. The Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President appointed by the President to serve in place of the President, the Secretary and the Treasurer shall constitute a committee for the destruction of records and shall meet from time to time at the call of the Secretary who shall be chairman of such committee. It shall have power to order and cause the destruction of any corporate records, the preservation of which has been found by it to be no longer necessary or desirable.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 5. Annual Report. As soon as practicable after the close of each fiscal year, the Board of Directors shall cause an annual report of the business and affairs of the Corporation to be made to the shareholders.

     Section 6. No Corporate Seal. The Corporation shall have no corporate seal.

     Section 7. Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President of the Corporation (1) shall have full power and authority to act and vote, in the name and on behalf of the Corporation, at any meeting of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (2) shall have full power and authority to execute, in the name and on behalf of the Corporation, proxies appointing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

                                  ARTICLE VII.

                                   Amendments.

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by vote of a majority of the number of directors fixed by these bylaws at any regular or special meeting of the Board of Directors.

                      AMENDMENT TO THE RESTATED BYLAWS OF
                           MIDAMERICAN ENERGY COMPANY
            DULY ADOPTED BY THE BOARD OF DIRECTORS ON JULY 24, 1996


     RESOLVED, that, effective July 24, 1996, the Restated Bylaws of MidAmerican Energy Company are hereby amended by adding the following as a second paragraph to Article II, Section 2:

Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the Chairman of the meeting or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before the meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation (a) not later than 120 days in advance of such meeting or (b) if less than 120 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's records, of the shareholder proposing such business, (3) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended) and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The Chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph and, in such event, the business not properly before the meeting shall not be transacted.